Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

YRC Worldwide Reports Fourth Quarter and Full-Year Results for 2017

Fourth quarter results include Operating Income of $11.3 million and Adjusted EBITDA of $58.5 million

CDA notes maturity extended and outstanding principal reduced

OVERLAND PARK, Kan., February 1, 2018 — YRC Worldwide Inc. (NASDAQ: YRCW) reported consolidated operating revenue for fourth quarter 2017 of $1.209 billion and consolidated operating income of $11.3 million, which included a $3.6 million gain on property disposals. As a comparison, for the fourth quarter 2016, the Company reported consolidated operating revenue of $1.148 billion and consolidated operating income of $14.9 million, which included a $3.4 million gain on property disposals.

Consolidated operating revenue for the year ended December 31, 2017 was $4.891 billion with consolidated operating income of $98.4 million, which included a $0.6 million gain on property disposals. This compares to full-year 2016 consolidated operating revenue of $4.698 billion with consolidated operating income of $124.3 million, which included a $14.6 million gain on property disposals.

In January 2018, the Company extended the maturity of its contribution deferral agreement (CDA) notes from December 2019 to December 2022. As part of the extension, the Company paid $25 million that reduced the outstanding principal of the CDA notes to $75.1 million. Over the past five quarters, outstanding debt at YRC Worldwide has been reduced by $129.3 million.

Financial Highlights

•	The fourth quarter 2017 net loss was $7.5 million compared to a net loss of $7.5 million in fourth quarter 2016. For full-year 2017, the net loss was $10.8 million compared to net income of $21.5 million in 2016. The fourth quarter and full-year 2017 results were impacted by a $7.6 million non-union pension settlement charge.

•	On a non-GAAP basis, the Company generated consolidated Adjusted EBITDA of $58.5 million in fourth quarter 2017 compared to $57.7 million in the prior year comparable quarter (as detailed in the reconciliation below). Last twelve month (LTM) consolidated Adjusted EBITDA was $274.2 million compared to $297.5 million in 2016.

•	The total debt-to-Adjusted EBITDA ratio for fourth quarter 2017 was 3.38 times compared to 3.40 times for fourth quarter 2016.

•	The fourth quarter 2017 results include increases in short-term rental expense of $4.1 million and local purchased transportation expense of $3.0 million when compared to the fourth quarter 2016. The increases were primarily due to a shortage of revenue equipment and a demand for drivers.

•	The fourth quarter 2017 results include a non-union pension settlement charge at YRC Freight of $7.6 million. The pension settlement charge was triggered due to the amount of lump sum benefit payments distributed from plan assets in 2017. The lump sum benefit payments reduce pension obligations and are funded from existing pension plan assets and therefore do not impact the Company’s cash balance nor liquidity. The non-cash expense is excluded from Adjusted EBITDA, consistent with the Company’s term loan agreement.

•	The fourth quarter 2017 was unfavorably impacted by approximately $4.0 million in legal expenses due to adverse developments at the Regional segment when compared to the fourth quarter 2016.

•	Reinvestment in the business continued in 2017 with $103.3 million in capital expenditures and new operating leases for revenue equipment with a capital value equivalent of $133.8 million, for a total of $237.0 million. This compares to a total of $253.1 million invested in 2016. The majority of the investment was in tractors, trailers and technology.

Operational Highlights

•	The consolidated operating ratio for fourth quarter 2017 was 99.1 compared to 98.7 in fourth quarter 2016. The operating ratio at YRC Freight improved to 99.5 compared to 100.0 for the same period in 2016. The Regional segment’s fourth quarter 2017 operating ratio was 98.0 compared to 96.1 a year ago.

•	Fourth quarter 2017 tonnage per day decreased 0.5% at YRC Freight and increased 3.9% at the Regional segment compared to fourth quarter 2016.

•	At YRC Freight, including fuel surcharge, fourth quarter 2017 revenue per hundredweight increased 4.4% and revenue per shipment increased 4.9% when compared to the same period in 2016. Excluding fuel surcharge, revenue per hundredweight increased 2.6% and revenue per shipment increased 3.1%.

•	At the Regional segment, including fuel surcharge, fourth quarter 2017 revenue per hundredweight increased 1.2% and revenue per shipment increased 4.6% when compared to the same period in 2016. Excluding fuel surcharge, revenue per hundredweight decreased 0.4% and revenue per shipment increased 2.9%.

Liquidity Update

•	At December 31, 2017, the Company had cash and cash equivalents and Managed Accessibility (as defined in the company’s most recently filed periodic reports on Forms 10-K and 10-Q) under its ABL facility totaling $118.3 million compared to $181.1 million as of December 31, 2016.

•	For full-year 2017, cash provided by operating activities was $60.7 million compared to $103.1 million in 2016.

•	At December 31, 2017, the Company’s outstanding debt was $926.1 million, a decrease of $84.2 million compared to $1.010 billion as of December 31, 2016.

“In the fourth quarter 2017, we continued to see yield improvement at YRC Freight as it reported the largest year-over-year increase in revenue per hundredweight since the fourth quarter 2014,” stated James Welch, chief executive officer of YRC Worldwide. “Collectively, the Regional companies reported strong year-over-year increases in revenue per shipment, tonnage per day and weight per shipment.

“Our fourth quarter results were lower than our previously released projections primarily due to purchased transportation expense being unfavorably impacted by a shortage of revenue equipment and a demand for drivers. These factors contributed to an increase in local purchased transportation and short-term rental expense including the impact from approximately 2,000 rented tractors and trailers. Going forward these expenses can be mitigated by continuing to upgrade our fleet, hiring additional pick-up and delivery drivers and improving productivities. During the fourth quarter we took delivery of more than 450 tractors with approximately another 900 scheduled for delivery in the first two quarters of 2018. We also took delivery of more than 1,900 trailers with approximately another 450 expected to be delivered in the first half of 2018.

“We successfully extended the term loan and most recently the CDA notes to minimize near-term refinancing risk. We believe these efforts significantly improve our capital structure and positions YRC Freight, Holland, Reddaway and New Penn well for the long term.

“As we enter 2018, positive pricing and demand trends suggest the outlook for the trucking industry remains positive. The dynamics of the industry, including the planned progression of ELD enforcement and an ongoing shortage of qualified drivers, could restrict capacity further. With the revenue equipment and technology investments that we are making plus our initiative to grow yield, we’re excited about 2018 and the opportunity we have in front of us to improve the business,” concluded Welch.

Key Segment Information – fourth quarter 2017 compared to fourth quarter 2016

YRC Freight	2017	2016	Percent Change(a)
Workdays	61.5	61.0
Operating revenue (in millions)	$761.7	$730.3	4.3%
Operating income (in millions)	$3.6	$(0.1)	NM	(b)
Operating ratio	99.5	100.0	0.5	pp
Total tonnage per day (in thousands)	24.80	24.92	(0.5)%
Total shipments per day (in thousands)	40.48	40.86	(0.9)%
Total picked up revenue per hundredweight incl FSC	$24.52	$23.48	4.4%
Total picked up revenue per hundredweight excl FSC	$21.71	$21.16	2.6%
Total picked up revenue per shipment incl FSC	$300	$286	4.9%
Total picked up revenue per shipment excl FSC	$266	$258	3.1%
Total weight/shipment (in pounds)	1,225	1,220	0.5%

Regional Transportation	2017	2016	Percent Change(a)
Workdays	61.5	60.5
Operating revenue (in millions)	$446.9	$418.0	6.9%
Operating income (in millions)	$8.9	$16.4	(45.7)%
Operating ratio	98.0	96.1	(1.9	)pp
Total tonnage per day (in thousands)	30.76	29.60	3.9%
Total shipments per day (in thousands)	40.14	39.92	0.6%
Total picked up revenue per hundredweight incl FSC	$11.79	$11.64	1.2%
Total picked up revenue per hundredweight excl FSC	$10.45	$10.49	(0.4)%
Total picked up revenue per shipment incl FSC	$181	$173	4.6%
Total picked up revenue per shipment excl FSC	$160	$156	2.9%
Total weight/shipment (in pounds)	1,532	1,483	3.3%

Key Segment Information – full-year 2017 compared to full-year 2016

YRC Freight	2017	2016	Percent Change(a)
Workdays	251.5	252.5
Operating revenue (in millions)	$3,067.9	$2,958.9	3.7%
Operating income (in millions)	$41.4	$53.2	(22.1)%
Operating ratio	98.7	98.2	(0.5	)pp
Total tonnage per day (in thousands)	25.01	24.64	1.5%
Total shipments per day (in thousands)	41.61	41.06	1.3%
Total picked up revenue per hundredweight incl FSC	$24.11	$23.49	2.6%
Total picked up revenue per hundredweight excl FSC	$21.53	$21.30	1.1%
Total picked up revenue per shipment incl FSC	$290	$282	2.8%
Total picked up revenue per shipment excl FSC	$259	$256	1.3%
Total weight/shipment (in pounds)	1,202	1,200	0.2%

Regional Transportation	2017	2016	Percent Change(a)
Workdays	251.5	252.0
Operating revenue (in millions)	$1,823.4	$1,739.3	4.8%
Operating income (in millions)	$67.9	$81.3	(16.5)%
Operating ratio	96.3	95.3	(1.0	)pp
Total tonnage per day (in thousands)	31.12	30.10	3.4%
Total shipments per day (in thousands)	41.23	40.84	1.0%
Total picked up revenue per hundredweight incl FSC	$11.66	$11.47	1.6%
Total picked up revenue per hundredweight excl FSC	$10.44	$10.42	0.1%
Total picked up revenue per shipment incl FSC	$176	$169	4.0%
Total picked up revenue per shipment excl FSC	$158	$154	2.5%
Total weight/shipment (in pounds)	1,510	1,474	2.4%

(a)	Percent change based on unrounded figures and not the rounded figures presented
(b)	Not meaningful

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Thursday, February 1, 2018, beginning at 4:30 p.m. ET.

A live audio webcast of the conference call and presentation slides will be available on YRC Worldwide Inc.’s website www.yrcw.com. A replay of the webcast will also be available at www.yrcw.com.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA (defined in our credit facilities as Consolidated EBITDA) is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals, restructuring professional fees, nonrecurring consulting fees, expenses associated with certain lump sum payments to our union employees and gains or losses from permitted dispositions and discontinued operations, among other items, as defined in the company’s credit facilities. EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities and to pay certain executive bonus compensation. We believe our presentation of EBITDA and Adjusted EBITDA is useful to investors and other users as these measures represent key supplemental information our management uses to compare and evaluate our core underlying business results both on a consolidated basis and across our business segments, particularly in light of our leverage position and the capital-intensive nature of our business. Further, EBITDA is a measure that is commonly used by other companies in our industry and provides a comparison for investors to evaluate the performance of the companies in the industry. Additionally, Adjusted EBITDA helps investors to understand how the company is tracking against our financial covenants in our term loan credit agreement as this measure is calculated as prescribed in our term loan credit agreement and serves as a driving component of key financial covenants. However, these financial measures should not be construed as better measurements than net income, as defined by generally accepted accounting principles (GAAP).

EBITDA and Adjusted EBITDA have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees and other transaction costs related to issuances of debt, nonrecurring consulting fees, letter of credit fees, service interest, principal payments on our outstanding debt or lump sum payments to our union employees required under the ratified Memorandum of Understanding;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Equity-based compensation is an element of our long-term incentive compensation program, although Adjusted EBITDA excludes employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, our non-GAAP measures should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP measures as secondary measures. The company has provided reconciliations of its non-GAAP measures to GAAP net income (loss) and operating income (loss) within the supplemental financial information in this release.

*    *    *    *    *

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “would,” “should,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation): general economic factors; business risks and increasing costs associated with the transportation industry; competition and competitive pressure on pricing; the risk of labor disruptions or stoppages; increasing pension expense and funding obligations; increasing costs relating to our self-insurance claims expenses; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; our ability to comply and the cost of compliance with, or liability resulting from violation of, federal, state, local and foreign laws and regulations; impediments to our operations and business resulting from anti-terrorism measures; the impact of claims and litigation expense to which we are or may become exposed; failure to realize the expected benefits and costs savings from our performance and operational improvement initiatives; our ability to attract and retain qualified drivers and increasing costs of driver compensation; privacy breach or IT system disruption; risks of operating in foreign countries; our dependence on key employees; seasonality; changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; our ability to generate sufficient liquidity to satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our indebtedness and lease and pension funding requirements, and our ability to achieve increased cash flows through improvement in operations; limitations on our operations, our financing opportunities, potential strategic transactions, acquisitions or dispositions resulting from restrictive covenants in the documents governing our existing and future indebtedness; our failure to comply with the covenants in the documents governing our existing and future indebtedness; fluctuations in the price of our common stock; dilution from future issuances of our common stock; our intention not to pay dividends on our common stock; that we have the ability to issue preferred stock that may adversely affect the rights of holders of our common stock; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

*    *    *    *    *

About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. Collectively, YRC Worldwide companies have one of the largest, most comprehensive LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Tony Carreño
913-696-6108
investor@yrcw.com

Media Contact:	Mike Kelley
916-696-6121
mike.kelley@yrcw.com

SOURCE: YRC Worldwide

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	December 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$91.6	$136.7
Restricted amounts held in escrow	54.1	126.7
Accounts receivable, net	488.3	448.7
Prepaid expenses and other	66.1	68.7

Total current assets	700.1	780.8

PROPERTY AND EQUIPMENT:
Cost	2,770.2	2,787.0
Less - accumulated depreciation	(1,957.5)	(1,916.4)

Net property and equipment	812.7	870.6

Intangibles, net	27.8	27.2
Restricted amounts held in escrow	—	12.3
Deferred income taxes, net	—	24.9
Other assets	44.9	54.2

Total assets	$1,585.5	$1,770.0

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$172.0	$160.6
Wages, vacations, and employee benefits	182.3	191.0
Deferred income taxes, net	—	24.9
Other current and accrued liabilities	159.3	168.6
Current maturities of long-term debt	30.6	16.8

Total current liabilities	544.2	561.9

OTHER LIABILITIES:
Long-term debt, less current portion	875.5	980.3
Deferred income taxes, net	3.1	3.6
Pension and postretirement	235.4	358.2
Claims and other liabilities	280.8	282.2
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.3
Capital surplus	2,323.3	2,319.2
Accumulated deficit	(2,228.6)	(2,217.8)
Accumulated other comprehensive loss	(355.8)	(425.2)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(353.5)	(416.2)

Total liabilities and shareholders’ deficit	$1,585.5	$1,770.0

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Twelve Months
	2017	2016	2017	2016
OPERATING REVENUE	$1,208.6	$1,148.3	$4,891.0	$4,697.5

OPERATING EXPENSES:
Salaries, wages and employee benefits	716.7	690.5	2,904.8	2,823.1
Fuel, operating expenses and supplies	224.9	203.4	867.5	799.1
Purchased transportation	164.3	144.6	627.5	553.6
Depreciation and amortization	36.7	40.3	147.7	159.8
Other operating expenses	58.3	58.0	245.7	252.2
Gains on property disposals, net	(3.6)	(3.4)	(0.6)	(14.6)

Total operating expenses	1,197.3	1,133.4	4,792.6	4,573.2

OPERATING INCOME	11.3	14.9	98.4	124.3

NONOPERATING EXPENSES:
Interest expense	25.8	25.5	102.8	103.4
Other, net	0.7	(2.8)	13.7	(3.7)

Nonoperating expenses, net	26.5	22.7	116.5	99.7

INCOME (LOSS) BEFORE INCOME TAXES	(15.2)	(7.8)	(18.1)	24.6
INCOME TAX EXPENSE (BENEFIT)	(7.7)	(0.3)	(7.3)	3.1

NET INCOME (LOSS)	(7.5)	(7.5)	(10.8)	21.5
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX	56.5	(67.8)	69.4	(64.9)

COMPREHENSIVE INCOME (LOSS)	$49.0	$(75.3)	$58.6	$(43.4)

AVERAGE COMMON SHARES OUTSTANDING - BASIC	32,730	32,472	32,685	32,416
AVERAGE COMMON SHARES OUTSTANDING - DILUTED	32,730	32,472	32,685	33,040

INCOME (LOSS) PER SHARE - BASIC	$(0.23)	$(0.23)	$(0.33)	$0.66
INCOME (LOSS) PER SHARE - DILUTED	$(0.23)	$(0.23)	$(0.33)	$0.65

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

	2017	2016
OPERATING ACTIVITIES:
Net income (loss)	$(10.8)	$21.5
Noncash items included in net income (loss):
Depreciation and amortization	147.7	159.8
Noncash equity-based compensation and employee benefits expense	22.0	21.0
Non-union pension settlement charge	7.6	—
Gains on property disposals, net	(0.6)	(14.6)
Gain on disposal of equity method investment	—	(2.3)
Deferred income tax benefit, net	(13.2)	(0.4)
Other noncash items, net	13.2	8.4
Changes in assets and liabilities, net:
Accounts receivable	(38.6)	(21.0)
Accounts payable	10.9	(1.1)
Other operating assets	14.9	10.5
Other operating liabilities	(92.4)	(78.0)

Net cash provided by operating activities	60.7	103.8

INVESTING ACTIVITIES:
Acquisition of property and equipment	(103.3)	(100.6)
Proceeds from disposal of property and equipment	8.8	35.1
Restricted escrow receipts	94.9	112.1
Restricted escrow deposits	(10.0)	(128.9)
Proceeds from disposal of equity method investment, net	—	14.6

Net cash used in investing activities	(9.6)	(67.7)

FINANCING ACTIVITIES:
Repayment of long-term debt	(79.3)	(70.7)
Debt issuance costs	(14.5)	(1.8)
Shares withheld for taxes	(2.4)	(0.7)

Net cash used in financing activities	(96.2)	(73.2)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(45.1)	(37.1)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	136.7	173.8

CASH AND CASH EQUIVALENTS, END OF PERIOD	$91.6	$136.7

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(103.4)	$(90.2)
Letter of credit fees paid	(7.0)	(8.5)
Income tax refund (payment), net	1.7	(6.8)

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Twelve Months
	2017	2016	%	2017	2016	%
Operating revenue:
YRC Freight	$761.7	$730.3	4.3	$3,067.9	$2,958.9	3.7
Regional Transportation	446.9	418.0	6.9	1,823.4	1,739.3	4.8
Other, net of eliminations	—	—		(0.3)	(0.7)

Consolidated	1,208.6	1,148.3	5.3	4,891.0	4,697.5	4.1
Operating income (loss):
YRC Freight	3.6	(0.1)		41.4	53.2
Regional Transportation	8.9	16.4		67.9	81.3
Corporate and other	(1.2)	(1.4)		(10.9)	(10.2)

Consolidated	$11.3	$14.9		$98.4	$124.3
Operating ratio:
YRC Freight	99.5%	100.0%		98.7%	98.2%
Regional Transportation	98.0%	96.1%		96.3%	95.3%
Consolidated	99.1%	98.7%		98.0%	97.4%

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION

As of December 31, 2017	Par Value	Discount	Debt Issue Costs	Book Value
Term Loan	$595.5	$(10.4)	$(8.3)	$576.8
ABL Facility (a)	—	—	—	—
Secured Second A&R CDA	26.9	—	(0.1)	26.8
Unsecured Second A&R CDA	48.2	—	(0.3)	47.9
Lease financing obligations	255.5	—	(0.9)	254.6

Total debt	$926.1	$(10.4)	$(9.6)	$906.1

SUPPLEMENTAL INFORMATION

As of December 31, 2016	Par Value	Discount	Debt Issue Costs	Book Value
Term Loan	$638.5	$(2.7)	$(8.6)	$627.2
ABL Facility (b)	—	—	—	—
Secured Second A&R CDA	28.7	—	(0.2)	28.5
Unsecured Second A&R CDA	73.2	—	(0.4)	72.8
Lease financing obligations	269.9	—	(1.3)	268.6

Total debt	$1,010.3	$(2.7)	$(10.5)	$997.1

Our total leverage ratio for the four consecutive fiscal quarters ended December 31, 2017 was 3.38 to 1.00.

(a)	Managed Accessibility was $26.7M.
(b)	Managed Accessibility was $44.4M.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

	Three Months		Twelve Months
	2017	2016	2017	2016
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$(7.5)	$(7.5)	$(10.8)	$21.5
Interest expense, net	25.7	25.4	102.4	103.0
Income tax expense (benefit)	(7.7)	(0.3)	(7.3)	3.1
Depreciation and amortization	36.7	40.3	147.7	159.8

EBITDA	47.2	57.9	232.0	287.4
Adjustments for Term Loan Agreement:
Gains on property disposals, net	(3.6)	(3.4)	(0.6)	(14.6)
Letter of credit expense	1.7	1.7	6.8	7.7
Restructuring professional fees	—	—	2.2	—
Transaction costs related to issuances of debt	1.4	—	8.1	—
Permitted dispositions and other	0.1	1.2	1.2	3.0
Equity-based compensation expense	1.2	1.3	6.5	7.3
Amortization of ratification bonus	—	—	—	4.6
Non-union pension settlement charge	7.6	—	7.6	—
Other, net (a)	2.9	(1.0)	10.4	2.1

Adjusted EBITDA	$58.5	$57.7	$274.2	$297.5

(a) As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.
	Three Months		Twelve Months
Adjusted EBITDA by segment:	2017	2016	2017	2016
YRC Freight	$32.0	$20.8	$137.8	$140.1
Regional Transportation	26.1	35.2	136.4	156.5
Corporate and other	0.4	1.7	(0.0)	0.9

Adjusted EBITDA	$58.5	$57.7	$274.2	$297.5

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

	Three Months		Twelve Months
YRC Freight segment	2017	2016	2017	2016
Reconciliation of operating income (loss) to Adjusted EBITDA:
Operating income (loss)	$3.6	$(0.1)	$41.4	$53.2
Depreciation and amortization	21.2	22.4	84.8	90.3
Gains on property disposals, net	(3.9)	(3.7)	(2.2)	(15.7)
Letter of credit expense	1.0	1.1	4.3	5.0
Amortization of ratification bonus	—	—	—	3.0
Non-union pension settlement charge	7.6	—	7.6	—
Other, net (a)	2.5	1.1	1.9	4.3

Adjusted EBITDA	$32.0	$20.8	$137.8	$140.1

	Three Months		Twelve Months
Regional Transportation segment	2017	2016	2017	2016
Reconciliation of operating income to Adjusted EBITDA:
Operating income	$8.9	$16.4	$67.9	$81.3
Depreciation and amortization	15.5	17.9	62.9	69.5
Losses on property disposals, net	0.3	0.2	1.6	1.1
Letter of credit expense	0.6	0.5	2.2	2.5
Amortization of ratification bonus	—	—	—	1.6
Other, net (a)	0.8	0.2	1.8	0.5

Adjusted EBITDA	$26.1	$35.2	$136.4	$156.5

	Three Months		Twelve Months
Corporate and other	2017	2016	2017	2016
Reconciliation of operating loss to Adjusted EBITDA:
Operating loss	$(1.2)	$(1.4)	$(10.9)	$(10.2)
Loss on property disposals, net	—	0.1	—	—
Letter of credit expense	0.1	0.1	0.3	0.2
Restructuring professional fees	—	—	2.2	—
Permitted dispositions and other	0.1	1.2	1.2	3.0
Equity-based compensation expense	1.2	1.3	6.5	7.3
Other, net (a)	0.2	0.4	0.7	0.6

Adjusted EBITDA	$0.4	$1.7	$(0.0)	$0.9

(a)	As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
	4Q17	4Q16	3Q17	Y/Y % (b)	Sequential % (b)
Workdays	61.5	61.0	62.5

Total picked up revenue (in millions) (a)	$747.7	$713.8	$776.3	4.8	(3.7)
Total tonnage (in thousands)	1,525	1,520	1,592	0.3	(4.2)
Total tonnage per day (in thousands)	24.80	24.92	25.47	(0.5)	(2.7)
Total shipments (in thousands)	2,489	2,493	2,623	(0.1)	(5.1)
Total shipments per day (in thousands)	40.48	40.86	41.96	(0.9)	(3.5)
Total picked up revenue/cwt.	$24.52	$23.48	$24.38	4.4	0.6
Total picked up revenue/cwt. (excl. FSC)	$21.71	$21.16	$21.81	2.6	(0.5)
Total picked up revenue/shipment	$300	$286	$296	4.9	1.5
Total picked up revenue/shipment (excl. FSC)	$266	$258	$265	3.1	0.4
Total weight/shipment (in pounds)	1,225	1,220	1,214	0.5	0.9

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$761.7	$730.3	$787.8
Change in revenue deferral and other	(14.0)	(16.5)	(11.5)

Total picked up revenue	$747.7	$713.8	$776.3

	Regional Transportation
	4Q17	4Q16	3Q17	Y/Y % (b)	Sequential % (b)
Workdays	61.5	60.5	62.5

Total picked up revenue (in millions) (a)	$446.0	$417.1	$463.4	6.9	(3.7)
Total tonnage (in thousands)	1,892	1,791	1,975	5.6	(4.2)
Total tonnage per day (in thousands)	30.76	29.60	31.60	3.9	(2.7)
Total shipments (in thousands)	2,469	2,415	2,631	2.2	(6.2)
Total shipments per day (in thousands)	40.14	39.92	42.10	0.6	(4.6)
Total picked up revenue/cwt.	$11.79	$11.64	$11.73	1.2	0.5
Total picked up revenue/cwt. (excl. FSC)	$10.45	$10.49	$10.52	(0.4)	(0.7)
Total picked up revenue/shipment	$181	$173	$176	4.6	2.6
Total picked up revenue/shipment (excl. FSC)	$160	$156	$158	2.9	1.4
Total weight/shipment (in pounds)	1,532	1,483	1,501	3.3	2.1

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$446.9	$418.0	$463.5
Change in revenue deferral and other	(0.9)	(0.9)	(0.1)

Total picked up revenue	$446.0	$417.1	$463.4

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.

YRC Worldwide Inc.

Segment Statistics

YTD Comparison

	YRC Freight
	2017	2016	Y/Y % (b)
Workdays	251.5	252.5

Total picked up revenue (in millions) (a)	$3,033.0	$2,922.7	3.8
Total tonnage (in thousands)	6,291	6,221	1.1
Total tonnage per day (in thousands)	25.01	24.64	1.5
Total shipments (in thousands)	10,465	10,368	0.9
Total shipments per day (in thousands)	41.61	41.06	1.3
Total picked up revenue/cwt.	$24.11	$23.49	2.6
Total picked up revenue/cwt. (excl. FSC)	$21.53	$21.30	1.1
Total picked up revenue/shipment	$290	$282	2.8
Total picked up revenue/shipment (excl. FSC)	$259	$256	1.3
Total weight/shipment (in pounds)	1,202	1,200	0.2

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$3,067.9	$2,958.9
Change in revenue deferral and other	(34.9)	(36.2)

Total picked up revenue	$3,033.0	$2,922.7

	Regional Transportation
	2017	2016	Y/Y % (b)
Workdays	251.5	252.0

Total picked up revenue (in millions) (a)	$1,824.8	$1,740.7	4.8
Total tonnage (in thousands)	7,827	7,585	3.2
Total tonnage per day (in thousands)	31.12	30.10	3.4
Total shipments (in thousands)	10,370	10,291	0.8
Total shipments per day (in thousands)	41.23	40.84	1.0
Total picked up revenue/cwt.	$11.66	$11.47	1.6
Total picked up revenue/cwt. (excl. FSC)	$10.44	$10.42	0.1
Total picked up revenue/shipment	$176	$169	4.0
Total picked up revenue/shipment (excl. FSC)	$158	$154	2.5
Total weight/shipment (in pounds)	1,510	1,474	2.4

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$1,823.4	$1,739.3
Change in revenue deferral and other	1.4	1.4

Total picked up revenue	$1,824.8	$1,740.7

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.